Exhibit (h)(b)(16)
Participation Agreement
Exhibit B
Portfolio:

Cash Management Portfolio
Diversified Bond Portfolio
Floating Rate Loan Portfolio
High Yield Bond Portfolio
Inflation Managed Portfolio
Inflation Protected Portfolio
Managed Bond Portfolio
Short Duration Bond Portfolio
Emerging Markets Debt Portfolio
American Funds® Growth Portfolio
American Funds® Growth-Income Portfolio
Comstock Portfolio
Dividend Growth Portfolio
Floating Rate Income Portfolio
Equity Index Portfolio
Focused 30 Portfolio
Growth LT Portfolio
Large-Cap Growth Portfolio
Large-Cap Value Portfolio
Long/Short Large-Cap Portfolio
Main Street® Core Portfolio
Mid-Cap Equity Portfolio
Mid-Cap Growth Portfolio
Mid-Cap Value Portfolio	Small-Cap Equity Portfolio
Small-Cap Growth Portfolio
Small-Cap Index Portfolio
Small-Cap Value Portfolio
Health Sciences Portfolio
Real Estate Portfolio
Technology Portfolio
Emerging Markets Portfolio
International Large-Cap Portfolio
International Small-Cap Portfolio
International Value Portfolio
Currency Strategies Portfolio
Global Absolute Return Portfolio
Precious Metals Portfolio
American Funds® Asset Allocation Portfolio
Pacific Dynamix – Conservative Growth
Pacific Dynamix – Moderate Growth
Pacific Dynamix – Growth
Portfolio Optimization Conservative
Portfolio Optimization Moderate Conservative
Portfolio Optimization Moderate
Portfolio Optimization Growth
Portfolio Optimization Aggressive-Growth
Effective September 28, 2012, agreed to and accepted by:

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
Title: Vice President		Title: VP & Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, INC.

By:	/s/ Brian D. Klemens	By:	/s/ Lori K. Lasinski
Name: Brian D. Klemens		Name: Lori K. Lasinski
Title: VP & Controller		Title: Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
Title: VP, Fund Advisor Operations		Title: VP & Assistant Secretary

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Howard T. Hirakawa	By:	/s/ Lori K. Lasinski
Name: Howard T. Hirakawa		Name: Lori K. Lasinski
Title: VP, Fund Advisor Operations		Title: Assistant Secretary

PACIFIC LIFE INSURANCE & ANNUITY COMPANY

By:	/s/ Brian D. Klemens	By:	/s/ Lori K. Lasinski
Name: Brian D. Klemens		Name: Lori K. Lasinski
Title: VP & Controller		Title: Assistant Secretary